Exhibit 99

Bassett Furniture Industries, Inc.	J. Michael Daniel, Senior Vice
P.O. Box 626	President and Chief Financial
Bassett, VA 24055	Officer
(276) 629-6614 - Investors

Peter D. Morrison, Vice President of
Communications
For Immediate Release	(276) 629-6387 – Media

Bassett Furniture News Release

Bassett Declaration of Special Dividend, Regular Dividend and an Increase in Share Repurchase Authorization

(Bassett, Va.) – March 11, 2022– Bassett Furniture Industries, Inc. (Nasdaq: BSET) announced today that its Board of Directors has:

●	Declared a special dividend of $1.50 per share of common stock payable on April 6, 2022, to shareholders of record at the close of business on March 23, 2022.
●	Declared a regular quarterly dividend of $0.14 per share of common stock payable on May 27, 2022, to shareholders of record at the close of business on May 13, 2022.
●	Increased the Company’s share repurchase authorization to $40 million.

“We are pleased that the Board of Directors has approved the declaration of a $1.50 special dividend and increased our share repurchase authorization to $40 million,” said Rob Spilman, Chairman and CEO. “Although we are in uncertain times with increased fuel costs, rampant inflation, and the war in Ukraine, the housing market and home furnishings demand remain relatively strong. We will use our operating cash flow and our balance sheet to more aggressively invest in our business. Meanwhile, we will continue to be opportunistic with share repurchases while continuing to evaluate our capital allocation strategy.”

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality home furnishings. With 96 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that features the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States and internationally and a logistics business specializing in home furnishings. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the fourth fiscal quarter of 2021, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements. Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions (including, without limitation, the effects on revenue, supply and demand resulting from the duration and extent of the COVID-19 pandemic) and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.